UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Edible Garden AG Incorporated
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EDIBLE GARDEN AG INCORPORATED
283 County Road 519
Belvidere, New Jersey 07823
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 17, 2026

To the Stockholders of Edible Garden AG Incorporated:
We would like to invite you to attend an annual meeting of stockholders (the “Annual Meeting”) of Edible Garden AG Incorporated (the “Company,” “we,” “us,” or “our”), which will be held on Wednesday, June 17, 2026 at 10 a.m. Eastern Time. The Annual Meeting will be conducted as a virtual meeting of stockholders via a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. Our Board of Directors has fixed the close of business on May 6, 2026 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.
The Annual Meeting is being held for the following purposes, as more fully described in the accompanying proxy statement:
1.	To elect five director nominees named in the proxy statement as directors for a one-year term and until their successors have been duly elected and qualified;
2.	To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.
To approve amending the Company’s Certificate of Incorporation, as amended, to effect one or more reverse stock splits of the outstanding shares of the Company’s common stock in a range of 1-for-5 to 1-for-250 (each, a “Reverse Stock Split”), at the discretion of the board of directors, provided that, (i) the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-250 and (ii) any such Reverse Stock Split is effective no later than the one year anniversary date of the Annual Meeting; and

4.
To approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of Proposal One, Proposal Two and/or Proposal Three (the “Non-Adjournment Proposals”) if there are not sufficient votes at the time of the Annual Meeting to adopt any of the Non-Adjournment Proposals or to establish a quorum.

We will also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
To participate in the Annual Meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/EDBL2026. In order to attend via live webcast, you must register in advance at www.virtualshareholdermeeting.com/EDBL2026 prior to the deadline of June 16, 2026 at 5:00 p.m. Eastern Time. After you register, you will receive an email with instructions about attending the Annual Meeting, including a unique link to access the Annual Meeting. You will not be able to attend the Annual Meeting in person.
Whether or not you expect to attend via live webcast, your vote is important. The Board of Directors respectfully requests that you vote your stock, regardless of the number of shares you own, in the manner described in the proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting.

Our Board of Directors recommends a vote FOR each of the director nominees included in Proposal One and a vote FOR all other proposals. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 283 County Road 519, Belvidere, New Jersey 07823.

By Order of the Board of Directors:
/s/ James E. Kras
James E. Kras
Chairman, Chief Executive Officer, and President

Belvidere, New Jersey
May 21, 2026
YOUR VOTE IS IMPORTANT
You may vote your shares via the Internet, over the telephone, or by mail by marking, dating and signing the proxy card or voting instruction form and mailing it promptly in the return envelope provided.
www.virtualshareholdermeeting.com/EDBL2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2
PROPOSAL ONE: ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE MATTERS	9
EXECUTIVE AND DIRECTOR COMPENSATION	12
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
PROPOSAL THREE: APPROVAL OF AMENDING THE CHARTER TO EFFECT ONE OR MORE REVERSE STOCK SPLITS OF THE OUTSTANDING COMMON STOCK AT THE DISCRETION OF THE BOARD	21
PROPOSAL FOUR: APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING	29
STOCKHOLDER PROPOSALS	30
STOCKHOLDER COMMUNICATIONS	30
APPENDIX A	A-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on expectations, estimates and projections as of the date of this proxy statement. All statements other than statements of historical facts contained in this proxy statement, including statements regarding whether we would effect a reverse stock split, the timing of any reverse stock split, the principal effects of a reverse stock split, and the intended benefits of a reverse stock split, are forward-looking statements.
The words “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “potential,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results, including:
•	the effect of a reverse stock split, if implemented, on the price of our common stock;
•	the effect of a reverse stock split, if implemented, on the liquidity of our common stock; and
•	our ability to maintain compliance with the listing standards of the Nasdaq Capital Market.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this proxy statement. We have based these forward-looking statements largely on our current expectations about future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Proposal Three: Approval of Amending the Charter to Effect One or More Reverse Stock Splits of the Outstanding Common Stock at the Discretion of the Board—Certain Risks and Potential Disadvantages Associated with the Reverse Stock Splits” and in our other filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this proxy statement to conform these statements to actual results or to changes in our expectations.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these proxy materials?
The board of directors (the “Board”) of Edible Garden AG Incorporated, a Delaware corporation (the “Company,” “we,” “our,” or “us”), has delivered printed proxy materials to you by mail and is soliciting your proxy to vote at the annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, June 17, 2026, at 10 a.m. Eastern Time, or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders.
We are holding the Annual Meeting virtually by means of a live webcast. There will not be a physical meeting location and you will not be able to attend in person. As a stockholder, you are invited to attend the Annual Meeting online and are entitled and requested to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by the internet, by telephone or by mailing a proxy card or voting instruction form.
We are making these proxy materials available to stockholders on or about May 21, 2026.
What is included in these proxy materials?
These proxy materials include the Notice of the Annual Meeting, this proxy statement, and a proxy card.
What am I voting on?
The Board is soliciting your proxy in connection with the Annual Meeting to be held on Wednesday, June 17, 2026, at 10 a.m. Eastern Time, and any adjournment or postponement thereof. You are voting on the following proposals:
•	Proposal One: To elect five director nominees named in the proxy statement as directors for a one-year term and until their successors have been duly elected and qualified;
•	Proposal Two: To ratify the appointment of CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•
Proposal Three: To approve amending the Company’s Certificate of Incorporation, as amended (the “Charter”) to effect one or more reverse stock splits of the outstanding shares of the Company’s common stock in a range of 1-for-5 to 1-for-250 (each, a “Reverse Stock Split”), at the discretion of the board of directors, provided that, (i) the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-250 and (ii) any such Reverse Stock Split is effective no later than the one year anniversary date of the Annual Meeting; and

•
Proposal Four: To approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of any of the Non-Adjournment Proposals if there are not sufficient votes at the time of the Annual Meeting to adopt any of the Non-Adjournment Proposals or to establish a quorum.

As of the date of this proxy statement, we are not aware of any other matter to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the proxy holders will vote on such matter in their discretion.
How does the Board recommend I vote?
Our Board recommends that the stockholders vote their shares:
•	FOR the election of each of the five director nominees named in the proxy statement as directors for a one-year term and until their successors have been duly elected and qualified;
•	FOR the ratification of the appointment of CBIZ as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•	FOR the approval of amending the Charter to effect one or more Reverse Stock Splits, at the discretion of the Board; and
•
FOR the approval of any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of any of the Non-Adjournment Proposals if there are not sufficient votes at the time of the Annual Meeting to adopt any of the Non-Adjournment Proposals or to establish a quorum (the “Adjournment”).

Will there be any other items of business addressed at the Annual Meeting?
As of the date of this proxy statement, we are not aware of any other matter to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the proxy holders will vote on such matter in their discretion.
Who can vote at the Annual Meeting?
Only stockholders of record or beneficial owners as of the close of business on May 6, 2026, the record date for the Annual Meeting (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 5,469,314 shares of our common stock outstanding and entitled to vote. Holders of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) are entitled to vote upon all matters upon which holders of common stock have the right to vote, and at the Annual Meeting are entitled to a number of votes equal to the lesser of 130,549 shares of common stock and 9.99% of our common stock. The votes of the Series B Preferred Stock will be counted together with shares of common stock and not separately as a class.
Stockholders of Record: Shares Registered in Your Name. If on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank. If on the Record Date, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account or you may work with your broker to arrange to vote your shares directly at the Annual Meeting. You are also invited to participate in the Annual Meeting. Your broker, bank or nominee (“broker”) has provided voting instructions for you to use to direct the broker on how to vote your shares.
How do I vote?
Stockholder of Record. If you are a stockholder of record, there are four ways to vote:
•	By internet atwww.proxyvote.com. We encourage you to vote this way.
•	By touch tone telephone: call toll-free at 1-800-690-6903.
•	By completing and mailing your proxy card.
•
At the Annual Meeting: instructions on how to vote during the Annual Meeting webcast are posted atwww.virtualshareholdermeeting.com/EDBL2026. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted. You may still attend the Annual Meeting and vote your shares if you have already voted by proxy. Only the latest vote you submit will be counted. For instructions on how to change your vote, see the “Can I change my vote or revoke my proxy?” section below.
Beneficial Owner. If you hold your shares in “street name” as a beneficial owner of shares registered in the name of your broker, you must vote your shares in the manner prescribed by your broker. Your broker has otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Check the voting instruction card used by that organization to see if it offers internet or telephone voting. We encourage you to vote by internet or telephone if offered by your broker.
Instead of directing your broker how to vote your shares, you may elect to attend the Annual Meeting and vote your shares during the meeting if you obtain a legal proxy that gives you the right to vote the shares electronically via the internet at the Annual Meeting. Instructions on how to vote during the Annual Meeting webcast are posted at www.virtualshareholdermeeting.com/EDBL2026. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

How many votes do I have?
On each matter to be voted upon at the Annual Meeting, you have one vote for each share of common stock you owned as of the Record Date. Holders of our Series B Preferred Stock are entitled to a number of votes equal to the lesser of 130,549 shares of common stock and 9.99% of our common stock.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the shares entitled to vote at the Annual Meeting are “present” at the Annual Meeting.
If you are a stockholder of record, your shares will be counted as “present” at the Annual Meeting if:
•	you attend and vote at the Annual Meeting;
•	you have voted in advance by internet or telephone; or
•	you have properly submitted a proxy card.
If your shares are held in street name, your shares will be counted as “present” at the Annual Meeting if your broker has voted on a discretionary item or your broker has otherwise voted based on your instructions.
Abstentions will be counted towards the quorum requirement. If there is no quorum, then the chair of the Annual Meeting or a majority of the shares present at the meeting and entitled to vote may adjourn the meeting to another date until a quorum is present.
How many votes are needed to approve each proposal?
The table below shows the vote required to approve the proposals described in this proxy statement, assuming the presence of a quorum, virtually or by proxy, at the Annual Meeting.

Proposal	Voting Options	Vote Required	Effect of Abstentions and Withheld Votes	Effect of Broker Non- Votes
One: To elect five director nominees for a one-year term	FOR or WITHHOLD	Plurality of votes cast on the proposal, which means the five director nominees who receive the highest number of votes “FOR” their election will be elected	None	None
Two: To ratify the appointment of CBIZ as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR, AGAINST or ABSTAIN	Affirmative vote of the majority of votes cast on the matter	None	Not applicable
Three: To approve amending the Charter to effect one or more Reverse Stock Splits	FOR, AGAINST or ABSTAIN	Affirmative vote of the majority of votes cast on the matter	None	Not applicable
Four: To approve the Adjournment	FOR, AGAINST or ABSTAIN	Affirmative vote of the majority of votes cast on the matter	None	None

What happens if I do not give specific voting instructions?
Stockholder of Record. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. However, if you submit a proxy but no instructions are given, the shares represented by the proxy will be voted on your behalf in accordance with the recommendations of our Board as follows:
•	FOR the election of each of the five director nominees named in the proxy statement as directors for a one-year term and until their successors have been duly elected and qualified;

•	FOR the ratification of the appointment of CBIZ as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•	FOR the approval of amending the Charter to effect one or more Reverse Stock Splits, at the discretion of the Board; and
•	FOR the approval of the Adjournment.
In the event other business properly comes before the Annual Meeting or at any adjournment or postponement of the meeting, the individuals named in the proxy will vote the shares represented by the proxy in their discretion.
Beneficial Owner. For a beneficial owner of shares held in street name, if a proposal is deemed “routine” and you do not give instructions to your broker or nominee, they may, but are not required to, vote your shares with respect to the proposal. If the proposal is deemed “non-routine” and you do not give instructions to your broker or nominee, they may not vote your shares with respect to the proposal and the shares will be treated as broker non-votes. The determination of whether a proposal is “routine” or “non-routine” will be made by the New York Stock Exchange (“NYSE”) based on NYSE rules that regulate member brokerage firms. When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present but may not otherwise be counted. We therefore encourage you to provide voting instructions on each proposal to the organization that holds your shares.
Can I change my vote or revoke my proxy?
If you are a stockholder of record, you may change your vote by revoking your proxy at any time before it is voted at the Annual Meeting in any one of following ways:
•	enter a timely new vote by internet or telephone;
•	submit another properly completed, later-dated proxy card;
•
send a written notice that you are revoking your proxy to: Edible Garden AG Incorporated, 283 County Road 519, Belvidere, New Jersey 07823, Attention: Secretary, which must be received no later than June 16, 2026; or

•
attend the Annual Meeting webcast and vote during the meeting. Attending the Annual Meeting without voting during the meeting will not, by itself, revoke a previously submitted proxy unless you specifically request your prior proxy be revoked.

If you hold your shares in street name, contact your broker or other organization regarding how to revoke your instructions and change your vote. Only your last-submitted, timely vote will count at the Annual Meeting.
Who counts the votes?
An agent of Broadridge Financial Solutions will act as the inspector of election and will tabulate votes at the Annual Meeting.
How can I find out the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the Security and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.
How can I attend the Annual Meeting?
We will be hosting the Annual Meeting only by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. You will not be able to attend the Annual Meeting in person. In order to attend, you must register in advance at www.virtualshareholdermeeting.com/EDBL2026 before 5:00 p.m. Eastern Time on June 16, 2026. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting.
How can I submit a question at the Annual Meeting?
You may submit questions in advance of the Annual Meeting at www.virtualshareholdermeeting.com/EDBL2026 after logging in with your control number, but you will not be able to ask questions during the Annual Meeting. We request that questions sent in advance be submitted by June 15, 2026 at 5:00 p.m. Eastern Time. We expect to respond to questions during the Annual Meeting that are pertinent to the proposal at the Annual Meeting. We may group together questions that are substantially similar to avoid repetition. Shortly after the Annual Meeting, we may post questions and answers under the Investors section of our website at ediblegardenag.com/investors. Information available on our website is not a part of, and is not incorporated into, this proxy statement.
What if I experience technical difficulties when accessing the Annual Meeting?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.
Can I obtain a stockholder list?
A stockholder list will be available for examination by our stockholders at our principal executive offices at 283 County Road 519, Belvidere, New Jersey 07823 during ordinary business hours throughout the ten-day period prior to the Annual Meeting for any purpose germane to the Annual Meeting.
What is “householding” and how does it impact me?
We have adopted a process called “householding” for mailing proxy materials in order to reduce printing and mailing expenses. The SEC’s householding rules allow us to deliver a single set of proxy materials to stockholders of record who share the same address. If you share an address with another stockholder and have received only one set of proxy materials, but you would prefer to continue receiving a separate set of proxy materials, you may request a separate set at no cost to you by writing to Edible Garden AG Incorporated, 283 County Road 519, Belvidere, New Jersey 07823, Attention: Secretary, or by calling (908) 750-3953. Alternatively, if you are currently receiving multiple sets of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.
If you are a beneficial owner, the broker may deliver only one set of proxy materials to stockholders who have the same address unless the broker has received contrary instructions from one or more of the stockholders. If you wish to receive a separate set of proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate set. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single set in the future should contact their broker to request that only a single set be delivered to all stockholders at the shared address in the future.
What does it mean if I receive more than one voting instruction card?
If you receive more than one voting instruction card, your shares are registered in more than one name or are registered in different accounts. Please vote using each voting instruction card to ensure that all of your shares are voted.
Where can I view the proxy materials on the internet?
We are making this proxy statement and voting instructions available to stockholders on or about May 21, 2026, at www.virtualshareholdermeeting.com/EDBL2026.
Who is paying for this proxy solicitation?
Our Board is soliciting proxies for use at the Annual Meeting, and we will bear the cost of the proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone, email or other means of communication. We will not compensate these persons for soliciting proxies on our behalf. We have engaged Advantage Proxy, Inc. to assist in proxy solicitation and collection at a cost of approximately $6,000 plus out-of-pocket expenses. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Our bylaws require us to have at least one but no more than fifteen directors. The number of directors, which is set by the Board, is currently five. James Kras, our Chief Executive Officer, President, Treasurer and Secretary and Mathew McConnell, our Executive Vice President, are the only directors who are also our employees.
Our nominating and governance committee has evaluated each of the following candidates and, based on the recommendation of our nominating and governance committee, our Board has nominated the following candidates to stand for re-election to our Board. Each of the following nominees is currently a director and each has consented to be named in this proxy statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, your proxy will be voted for any nominee designated by our Board to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on your behalf for the election of directors. Therefore, it is important that you vote.
The name of and certain information regarding each nominee as of the Record Date is set forth below. This information is based on data furnished to us by the nominees. Except as noted in the biographies below, there are no family relationships between any director, executive officer or person nominated to become a director or executive officer. If elected, all of the nominees for director will serve for a one-year term and until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

Director Nominee	Age	Position(s) with Edible Garden	Director Since
James E. Kras	57	Chief Executive Officer, President, Treasurer, Secretary and Director	March 2020
Pamela DonAroma	70	Director	April 2023
Mathew McConnell	67	Executive Vice President, Director	May 2022
Michael Naidrich	55	Director	December 2025
Ryan Rogers	44	Director	May 2022

James E. Kras. Mr. Kras is one of our founders and has served as Chief Executive Officer and a director since our inception in March 2020. Mr. Kras served as President and Chief Marketing Officer of Edible Garden Corp., a wholly-owned subsidiary of Unrivaled Brands (formerly Terra Tech), from March 2016 to March 2020. Prior to that service, Mr. Kras held senior leadership positions in marketing at global leaders Ajinomoto, a multinational food and biotechnology corporation, and The Bountiful Company (formerly The Nature’s Bounty Company), a producer of dietary supplements. Mr. Kras started his career on Madison Avenue in advertising with various global advertising and marketing companies including Grey Advertising and Carat Interactive a subsidiary of Dentsu International. Mr. Kras is the nephew of Pamela DonAroma, one of our directors. As our Chief Executive Officer and one of our founders, Mr. Kras brings to the Board extensive knowledge of our products, structure, and culture as well as years of expertise in the industry.
Pamela DonAroma. Ms. DonAroma has served as one of our directors since April 2023 and as Chief Executive Officer and President of Futures Inc. since its inception in 1989. Futures Inc. is a non-profit organization that advocates for individuals with disabilities through professional development, community-based education and employment opportunities. In her position at Futures Inc., Ms. DonAroma is responsible for all aspects of agency communication, development, human resource management, governmental compliance, accreditation, and financial operations. Ms. DonAroma is the aunt of James Kras, our Chief Executive Officer. Ms. DonAroma was chosen to serve as a director because of her extensive leadership experience and experience in building out an organization and serving on government-appointed boards in Connecticut, as well as her certification as a Master Gardener, which we believe will be important as we ramp up our organizational buildout.
Mathew McConnell. Mr. McConnell has served as one of our directors since May 2022 and our Executive Vice President since December 2025. Mr. McConnell served as Head of US Equity Capital Markets at BancTrust & Co. Investment Bank, an investment bank, from April 2024 to November 2025. Prior to this, Mr. McConnell served as a part-time consultant at CapConnect from July 2023 to April 2024. Mr. McConnell previously served as Chief Executive Officer of Marco Polo Securities, Inc.’s MPS Chaperone and Distribution business from February 2020 to September 2022. In this position, he oversaw international equities, trading, and capital markets processes for this U.S. broker-dealer offering cross-border regulatory and distribution solutions to a robust network of local securities firms across the world. From 2018 to 2020, Mr. McConnell served as Managing Director, Head of Equity Capital

Markets of Tellimer (Exotix Capital), a financial brokerage firm, including as a member of its U.S. executive committee. Prior to Tellimer, Mr. McConnell was Head of Capital Markets at Auerbach Grayson, a financial brokerage firm, from 2014 to 2018. Mr. McConnell was chosen to serve as a director because of his extensive international financial and capital markets experience, which we believe will be important as we implement our growth strategy.
Michael Naidrich. Mr. Naidrich has served as one of our directors since December 2025. Mr. Naidrich has served as co-Chief Executive Officer of AmeriVet Securities, Inc., a service-disabled veteran-owned business and Minority Business Enterprise providing capital markets and financing services across multiple lines of business, since December 2020. From March 2016 to January 2021, he led the Capital Markets team at Tigress Financial Partners, where he advised public companies on market strategy, capital formation, and investor engagement. Prior to his service at Tigress Financial Partners, Mr. Naidrich served as President of Nova Capital Markets, overseeing the firm’s day-to-day operations, regulatory compliance, and strategic execution. Earlier in his career, he played a leadership role in the development of a direct access trading platform at Moors & Cabot following the acquisition of NDB Capital Markets by Deutsche Bank. Prior to the acquisition, Mr. Naidrich held senior leadership and trading roles at NDB Capital Markets and served on the firm’s Senior Management team. Mr. Naidrich maintains multiple FINRA registrations. Mr. Naidrich was chosen to serve as a director because he brings more than three decades of experience in capital markets, financial services leadership, and public-company governance.
Ryan Rogers. Mr. Rogers has served as one of our directors since May 2022 and has spent nearly two decades working in the food retail industry in various merchandising, sales and sourcing positions. Mr. Rogers is the founder of Retail Optics, a consulting firm focused on navigating complex problems within the retail space and has served as president since February 2022. From June 2021 until February 2022, he served as client business manager and business development manager for FDM Sales, a brand development organization helping accelerate growth for food and beverage brands. Prior to joining FDM Sales, Mr. Rogers spent 18 years at Target Corp, a retail corporation, where he held merchandising and sourcing roles of increasing responsibility within its food division, including produce buyer, where he led the growth strategy for packaged salads, vegetarian, and healthy snacking. Mr. Rogers was chosen to serve as a director because of his extensive experience in our industry and his ability to help organizations like ours accelerate growth.
Vote Required
Stockholders can vote FOR each of the nominees or may WITHHOLD their vote from one or more of the nominees.
The director nominees receiving a plurality of the votes cast for “FOR” their election at the meeting will be elected as directors.
Recommendation of the Board
The Board recommends a vote FOR the election of each of the director nominees listed above.

CORPORATE GOVERNANCE MATTERS
Director Independence
Our Board consists of James Kras, Pamela DonAroma, Mathew McConnell, Michael Naidrich, and Ryan Rogers. Ms. DonAroma and Messrs. Rogers and Naidrich are considered independent based on the listing standards of Nasdaq. In order to promote open discussion among independent directors, our Board has a policy of regularly conducting executive sessions of independent directors at scheduled meetings led by the lead independent director and at such other times requested by other independent directors. Executive sessions do not include Messrs. Kras or McConnell.
Information Regarding Meetings of the Board and Committees
During 2025, our Board held four meetings. All of our directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which they served during 2025. We do not have a formal written policy with respect to directors’ attendance at our annual meetings of stockholders.
Our Board has established three standing committees: audit committee; compensation committee; and nominating and governance committee. Each of these committees consist solely of independent directors. We have adopted written charters for each of these committees that are available on our website, ediblegardenag.com/governance. Our Board may establish other committees as it deems necessary or appropriate from time to time. The following table provides membership information for our committees as of the Record Date and the number of meetings held by each committee in 2025:

Committee	Audit	Compensation	Nominating & Governance
Number of meetings held:	5	3	1
Pamela DonAroma
Michael Naidrich
Ryan Rogers

=	Chair	=	Member	=	Audit Committee Financial Expert

Audit Committee
The audit committee is responsible for, among other matters:
•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm the independence of its members from its management;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;
•	coordinating the oversight by our Board of our code of ethics and our disclosure controls and procedures;
•	maintaining procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and
•	reviewing and approving related-person transactions.

Michael Naidrich, Pamela DonAroma, and Ryan Rogers serve on the audit committee and meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq rules. Mr. Naidrich serves as the Chair of the audit committee. Mr. Naidrich qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
The compensation committee is responsible for, among other matters:
•	reviewing key employee compensation goals, policies, plans and programs;
•	reviewing and approving the compensation of our directors and executive officers;
•	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and
•	appointing and overseeing any compensation consultants or advisors.
Ryan Rogers, Pamela DonAroma, and Michael Naidrich serve on the compensation committee and meet the definition of “independent director” for purposes of serving on a compensation committee under Nasdaq rules. Mr. Rogers serves as the Chair of the compensation committee.
Nominating and Governance Committee
The nominating and governance committee is responsible for assisting the Board in identifying qualified individuals to become directors, in determining the composition of the Board and in monitoring the process to assess Board effectiveness. Pamela DonAroma, Michael Naidrich, and Ryan Rogers serve on the nominating and governance committee and Ms. DonAroma is the Chair of the nominating and governance committee.
Board Leadership Structure
Our Board and management believe that the choice of whether the Chair of our Board should be an executive of ours, or a non-executive or independent director, depends upon a number of factors, taking into account the candidates for the position, our best interests and the best interests of our stockholders. Mr. Kras serves as the Board Chair. Mr. Kras’s operating and leadership experience as an officer and director of our company since its inception and combined eight years of experience with us and our predecessor company made him a compelling choice for Board Chair. Mr. Rogers serves as lead independent director of our Board. As lead independent director, Mr. Rogers presides over executive sessions of the independent directors and serves as a liaison between the independent directors and our management team.
Nominating Process
The nominating and governance committee is responsible for identifying, screening and recommending candidates for membership on the Board. The committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board’s overall effectiveness in meeting its responsibilities. In assessing potential new directors, the committee considers individuals from various disciplines and backgrounds, along with any other factors the committee deems appropriate. The selection of qualified directors is complex and crucial to our long-term success. Candidates for nomination to the Board are considered based upon various criteria, such as their experience in corporate management, experience in our industry, independence from us, and practical and mature business judgment.
The nominating and governance committee will consider recommendations from stockholders of potential candidates for the Board and will evaluate candidates recommended by stockholders in the same manner as it evaluates candidates recommended by Board members, officers or search firms. A stockholder wishing to recommend a potential candidate must submit the recommendation as detailed in “Stockholder Proposals” below.
Insider Trading Policy
We have adopted an insider trading policy designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. The policy applies to all of our employees, officers and directors. Key Employees (our directors, executive officers and certain employees who our compliance committee may designate from time to time), may only buy and sell our stock within an open “window period,” which begins 48 hours after the release of our quarterly or annual financial results and ends on the last day of the next fiscal quarter. Key Employees are prohibited from purchasing or selling our stock if they are in possession of material non-public information, even if it is within the open “window period.”
Risk Oversight
Our Board oversees a company-wide approach to risk management. Our Board will determine the appropriate risk level for us generally, assess the specific risks faced by us and review the steps taken by management to manage those risks. While our Board has ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.
Specifically, our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our audit committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interest. Our Board is responsible for overseeing the management of risks associated with the independence of our Board.
Executive Officers
Kostas Dafoulas. Mr. Dafoulas, age 46, has served as our interim Chief Financial Officer since January 2024. He previously served as a consultant to us on behalf of CapConnect+, Inc. (“CapConnect”) to provide financial reporting and related services. Mr. Dafoulas also serves as Head of Advisory & Finance at CapConnect, where he has served since September 2021. Mr. Dafoulas previously served as Treasurer at Semrush, Inc. from April 2020 to September 2021. From December 2017 to April 2020, Mr. Dafoulas was Director of Treasury at Circle Internet Financial, as well as Head of Finance for Poloniex, a subsidiary of Circle.
James E. Kras. Mr. Kras’s biography appears above under “Proposal One.”
Mathew McConnell. Mr. McConnell’s biography appears above under “Proposal One.”
Code of Ethics
Our Board has adopted a Code of Ethics that applies to our directors, officers and employees. A copy of this code is available on our website at ediblegardenag.com/investors. We intend to disclose on our website any amendments to the Code of Ethics and any waivers of the Code of Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.
Director and Officer Indemnification Agreements
We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

EXECUTIVE AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table provides information regarding the compensation paid for the years ended December 31, 2025 and 2024 to each of the executive officers named below, who are collectively referred to as “named executive officers” elsewhere in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
James E. Kras, Chief Executive Officer	2025	409,615	500,000(1)	1,000,000(2)	1,000,000(3)	9,750(4)	2,919,365
	2024	300,000	200,000	—	—	—	500,000
Kostas Dafoulas, Interim Chief Financial Officer	2025	240,000	—	—	—	—	240,000
	2024	213,100	—	—	—	—	213,100
Mathew McConnell Executive Vice President and Director(5)	2025	21,154	—	—	—	258,654(6)	279,808

(1)
Represents discretionary cash bonuses paid to Mr. Kras following the completion of the transactions between the Company, Edible Garden Sustainable Ventures LLC, our wholly owned subsidiary, NaturalShrimp Farms Inc. and Streeterville Capital, LLC.

(2)
Represents the grant date fair value computed in accordance with the requirements of accounting for stock-based compensation. The amounts reported in this column have been computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718.

(3)	The fair value for stock options granted during 2025 was estimated at the date of grant using the Black-Scholes option pricing model.
(4)	Represents Mr. Kras’s car allowance for use of his personal vehicle in connection with travel on behalf of the Company.
(5)	Mr. McConnell became Executive Vice President of the Company, effective December 1, 2025.
(6)
Represents $158,654 paid in cash and a restricted stock award valued at $100,000 under the 2025 Director and Officer Equity Incentive Plan (the “2025 Plan”) to Mr. McConnell for his service as director.

Employment Agreements
Executive Employment Agreement – James Kras
On May 13, 2025, we entered into an amended and restated executive employment agreement with Mr. Kras (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Kras will continue to serve as our Chief Executive Officer.
The Employment Agreement has a term of two years and automatically extends for additional one-year periods unless either party provides notice of non-renewal at least 90 days prior to the end of any term. Pursuant to the Employment Agreement, Mr. Kras is entitled to (i) an annual base salary of $450,000; (ii) an annual cash bonus with a target amount equal to 100% of his base salary based upon the determination of the compensation committee’s assessment of his performance and achieving our goals; (iii) equity awards under the 2025 Plan with an aggregate grant date value of at least $1,000,000; and (iv) participate in our benefit plans. Additionally, pursuant to the Employment Agreement, Mr. Kras received a transaction bonus of $500,000 following the completion of the transactions between us, Edible Garden Sustainable Ventures LLC, our wholly owned subsidiary, NaturalShrimp Farms Inc. and Streeterville Capital, LLC, as disclosed in our Current Report on Form 8-K, filed with the SEC on May 14, 2025. Pursuant to the Employment Agreement, on November 20, 2025, Mr. Kras received (i) an award of restricted stock units valued at $1,000,000, which will vest in four equal annual installments beginning on November 20, 2026; and (ii) an option award valued at $1,000,000, which will become exercisable in four equal annual installments beginning on November 20, 2026. The Employment Agreement contains standard restrictive covenants, including non-competition and non-solicitation, and terms and conditions customarily found in similar agreements.
Letter Agreement – Mathew McConnell
Pursuant to a letter agreement between us and Mr. McConnell, our Executive Vice President, he is entitled to an annual base salary of $275,000 and to participate in benefit plans and programs that are generally available to our employees. Mr. McConnell’s base salary may be reviewed annually by the compensation committee and adjusted based on individual performance, competitive market data, the scope of responsibilities, and our overall compensation philosophy.

Mr. McConnell’s employment under the letter agreement is at-will, which means that either Mr. McConnell or the Company can terminate his employment at any time.
Compensation Arrangements
Mr. Dafoulas, our interim Chief Financial Officer, is compensated based on an engagement letter by and between us and CapConnect dated as of November 6, 2023. Mr. Dafoulas is compensated for the services he provides at rates determined by us and CapConnect.
Potential Payments Upon Termination or Change in Control
Under the Employment Agreement, if Mr. Kras is terminated for cause, resigns without good reason, or his employment ends due to his death or permanent disability, he will be entitled to any earned but unpaid base salary plus accrued benefits earned through the date of termination.
Under the Employment Agreement, in the event of his termination without cause, he will receive (i) severance payments equal to 200% of his then-current base salary and 200% of the target performance bonus for the calendar year in which the termination occurs and (ii) an aggregate cash payment in an amount equal to his annual health insurance premium at the time of his termination multiplied by twelve. Further, if Mr. Kras is terminated without cause within six month prior to or twenty-four months following a Change of Control (as defined in the Employment Agreement), he will receive (i) severance payments equal to 300% of his then-current base salary and 300% of the target performance bonus for the calendar year in which the termination occurs; (ii) immediate vesting of his outstanding and unvested restricted stock, restricted stock units and stock options; and (iii) an aggregate cash payment in an amount equal to Mr. Kras’s annual health insurance premium at the time of his termination multiplied by thirty-six.
Mr. Kras is subject to non-competition and non-solicitation provisions under the Employment Agreement effective for the period of time equal to the greater of: (i) a period of two years following Mr. Kras’s termination of employment if he is still receiving certain severance payments from us; or (ii) a period of one year following Mr. Kras’s termination of employment. In all cases, Mr. Kras’s payments and benefits will be reduced, if necessary, to ensure that the payments and benefits to the executive will not be subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code and the payments will be deductible by us.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards for our named executive officers as of December 31, 2025, all of which were issued pursuant to the 2025 Plan.

	Option Awards			Stock Awards
Name	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
James E. Kras	98,825(1)	10.70	11/20/2035	93,458(2)	1,000,000
Kostas Dafoulas	—	—	—	—	—
Mathew McConnell	—	—	—	—	—

(1)	These options were granted under the 2025 Plan and will vest in four equal annual installments commencing on November 20, 2026.
(2)	These restricted stock units, which convert into common stock on a one-for-one basis, were granted under the 2025 Plan and will vest in four equal annual installments commencing on November 20, 2026.

Equity Incentive Plan
Under the Company’s 2025 Plan we may issue up to 777,862 shares of common stock to officers and non-employee directors. Under the 2025 Plan, we may issue awards including options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock-based awards as the Board or compensation committee may determine.
Policies and Practices Related to the Grant of Certain Equity Awards
We have not adopted a formal policy governing the timing of equity awards, including stock options, in relation to the disclosure of material non-public information. The compensation committee does not grant equity awards in anticipation of the release of material non-public information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.
Director Compensation
In the year ended December 31, 2025, compensation for our non-employee directors included an annual cash retainer of up to $75,000. In addition, on November 20, 2025, Pamela DonAroma, Mathew McConnell, and Ryan Rogers received immediately vesting restricted stock awards under the 2025 Plan as compensation for their services as directors from 2023 through 2025. Further, on December 15, 2025, Ms. DonAroma received immediately vesting restricted stock awards to correct an administrative error in connection with the November 2025 grant.
The following table sets forth information concerning non-employee director compensation during the year ended December 31, 2025. Refer to the “Summary Compensation Table” above for compensation earned by Messrs. Kras and McConnell in 2025.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total ($)
Ryan Rogers(2)	161,539	100,008	261,547
Pamela DonAroma(2)	161,539	124,167	285,711
Michael Naidrich(3)	—	131,810	131,810

(1)	Includes the aggregate grant date fair value of the RSAs granted during fiscal 2025 as computed in accordance with FASB ASC 718.
(2)	As of December 31, 2025, there were no unvested stock awards outstanding for Mr. Rogers or Ms. DonAroma.
(3)	As of December 31, 2025, Mr. Naidrich had unvested stock awards for an aggregate of 13,181 shares which will fully vest on December 29, 2026 subject to Mr. Naidrich’s continued service as a director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following sets forth a summary of transactions since January 1, 2024, or any currently proposed transaction, in which we were to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.
Working Capital Funding from Executive Officers
From time to time, we enter into loans to purchase vehicles that are secured by the vehicle purchased. Some of these loans are also personally guaranteed by our chief executive officer and/or chief financial officer. These loans accrue interest at annual rates ranging from 7.64% to 18.66% and began maturing on dates beginning in April 2024 through February 2028.
Streeterville Capital, LLC and its Affiliates
Streeterville Capital, LLC (“Streeterville”) is the sole holder of the Company’s Series B Preferred Stock. Avondale Capital LLC (“Avondale”) and Iowa Shrimp Holdings, LLC are affiliates of Streeterville. All three entities are considered related parties of the Company.
During the year ended December 31, 2025, the Company engaged in the following transactions with Streeterville and its affiliates:
•
Issued an aggregate of 15,500 shares of Series B Preferred Stock to Streeterville for total cash consideration of $3,500,000 and as non-cash consideration for the acquisition of the NaturalShrimp assets (see Note 4 under “Notes to Consolidated Financial Statements” included in the Original Form 10-K).

•	Settled accrued preferred return obligations through the issuance of 459 additional shares of Series B Preferred Stock with an aggregate stated value of $459,000.
•	Exchanged 175 shares of Series B Preferred Stock for shares of common stock during the year.
•
Entered into a secured promissory note with Avondale for gross proceeds of $1,750,000, of which $1,006,000 remained outstanding as of December 31, 2025, included in short-term debt on the consolidated balance sheet.

•
Entered into a below-market lease with Iowa Shrimp Holdings for the Iowa Facility at a base rent of $1.00 per month, the fair value of which was recorded as a favorable contract intangible of $3,532,749 at the acquisition date (see Notes 4 and 11 under “Notes to Consolidated Financial Statements” included in the Original Form 10-K).

•
Entered into a Note Purchase Agreement with Streeterville Capital, LLC for gross proceeds of $1,750,000, pursuant to which the Company issued to Streeterville a secured promissory note in the principal amount of $1,625,000, which included an original issue discount of $120,000 and reimbursement of Streeterville’s transaction expenses of $5,000, for a purchase price of $1,500,000.

The Streeterville Note bears interest at a rate of 8.0% per annum and matures 13 months after its issuance date. From time to time, beginning six months after issuance, Streeterville may redeem a portion of the Streeterville Note, not to exceed an amount of $50,000 per month. Subject to the terms and conditions set forth in the Streeterville Note, the Company may prepay all or any portion of the outstanding balance of the Streeterville Note at any time.
Policies and Procedures for Transactions with Related Persons
We have adopted a written policy that our executive officers, directors, beneficial owners of more than 5% of any class of our capital stock, and any members of the immediate family of any of the foregoing persons (a “related party”) are not permitted to enter into a related party transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with a related party in which the related party would have a direct or indirect interest must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances of the transaction available to it, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unrelated third party or to employees under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The written policy requires that, in determining whether to approve or reject a related person transaction, our audit committee must consider, in light of known circumstances, whether the transaction is in or is not inconsistent with, our best interests and those of our stockholders, as our audit committee determines in good faith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The information in this section is presented in accordance with the rules of the SEC. Under these rules, beneficial ownership of a class of capital stock includes (i) any shares over which the person, directly or indirectly, has or shares voting power or investment power, and (ii) any shares the person has the right to acquire within 60 days. If two or more persons share voting power or investment power with respect to specific securities, each person is deemed to be the beneficial owner of those securities. The calculations in this section are based on 5,213,691 shares of common stock and 11,103 shares of Series B Preferred Stock outstanding as of April 27, 2026.
Security Ownership of Certain Beneficial Owners
The table below presents certain information as of April 27, 2026 regarding the persons known to us to be the beneficial owner of more than 5% of any class of our voting securities.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Number of Shares of Series B Preferred Stock Beneficially Owned	Percent of Class Beneficially Owned
Streeterville Capital, LLC 297 Auto Mall Drive #4 St. George, Utah 84770	—	11,103	100%(1)
Armistice Capital, LLC 510 Madison Avenue, 7th Floor New York, New York 10022	54,435	—	9.99%(2)

(1)
Under the terms of the Series B Preferred Stock, Streeterville Capital, LLC, as the holder of the Series B Preferred Stock, is entitled to vote upon all matters upon which holders of common stock have the right to vote. At the Annual Meeting, it is entitled to a number of votes equal to the lesser of 130,549 shares of common stock and 9.99% of our common stock, counted together with shares of our common stock. The Series B Preferred Stock is not convertible into shares of common stock.

(2)
This information is based on a Schedule 13G filed with the SEC on February 17, 2026 by Armistice Capital, LLC (“Armistice”) with respect to shares beneficially owned by it and certain of its subsidiaries. Armistice reports shared voting power with respect to 544,348 shares and shared dispositive power with respect to 544,348 shares as of December 31, 2025. We subsequently effected a 1-for-10 reverse stock split on February 3, 2026. The number of shares beneficially owned by Armistice listed above has been adjusted to account for the 1-for-10 reverse stock split.

Beneficial Ownership of Management and Directors
The table below presents certain information regarding the beneficial ownership of our common stock as of April 27, 2026 by:
•	each of our directors;
•	each of our named executive officers; and
•	all of our current directors and executive officers as a group.
Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the common stock listed below, based on information they have furnished to us, have sole voting and investment power with respect to the shares shown. Unless otherwise indicated, the address for each of the named beneficial owners is c/o Edible Garden AG Incorporated, 283 County Road 519, Belvidere, NJ 07823.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage
Named Executive Officers
James E. Kras(1)	735	*
Kostas Dafoulas	—	—
Mathew McConnell(1)	9,355	*

Name of Beneficial Owner	Shares Beneficially Owned	Percentage
Directors
Pamela DonAroma	11,162	*
Michael Naidrich(2)	13,181	*
Ryan Rogers	9,347	*
All directors and executive officers as a group (6 persons)	43,780	*

*	Indicates less than 1%.
(1)	Messrs. Kras and McConnell are also directors of the Company.
(2)	Includes 13,181 unvested shares of restricted stock that vest on December 29, 2026.

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected and appointed CBIZ as our independent registered public accounting firm to audit the consolidated financial statements for the fiscal year ending December 31, 2026, and recommends that stockholders vote for the ratification of this appointment. CBIZ has advised us that it does not have, and has not had, any direct or indirect financial interest in our company or its subsidiaries that impairs its independence under SEC rules. Notwithstanding its selection of CBIZ, our audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in our best interests and the best interests of our stockholders. In the event of a negative vote on ratification, our audit committee will reconsider, but might not change, its selection of an independent registered public accounting firm.
Representatives of CBIZ are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Recent Change in Auditor
Marcum LLP (“Marcum”) was our independent registered public accounting firm for the fiscal year ended December 31, 2024 and audited our financial statements annually from 2022 to 2024. On November 1, 2024, CBIZ acquired the attest business of Marcum. As previously disclosed, effective April 18, 2025, Marcum resigned as our independent registered public accounting firm. On April 18, 2025, we, with the approval of the Audit Committee, engaged CBIZ as our independent registered public accounting firm.
Marcum’s reports on our financial statements for the fiscal year ended December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the addition of an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.
During our fiscal years ended December 31, 2023 and 2024, the subsequent interim periods thereto, and through April 18, 2025, there were no (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement, nor (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in our internal control over financial reporting related to (a) inadequate segregation of duties in the financial statement reporting process, and (b) lack of maintenance of appropriate documentation to support our internal controls and insufficient review of reports, as described in our Annual Report on Form 10-K for the year ended December 31, 2023.
During the years ended December 31, 2024 and December 31, 2023, the subsequent interim periods thereto, and through April 18, 2025, neither we nor anyone acting on our behalf consulted with CBIZ with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that CBIZ concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K promulgated under the Exchange Act of 1934.
We have provided Marcum and CBIZ with a copy of the above disclosure prior to this filing with the Securities and Exchange Commission and neither party believed the disclosure to by incorrect or incomplete.
As Marcum was acquired by CBIZ, we do not expect a representative of Marcum to be present at the Annual Meeting.
Vote Required
Stockholders can vote FOR, AGAINST or ABSTAIN on Proposal Two.
The affirmative vote of the majority of the votes cast on the proposal is required to approve Proposal Two.
Recommendation of the Board
The Board recommends a vote FOR Proposal Two.

AUDIT COMMITTEE REPORT
The audit committee has (1) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2025 (“fiscal 2025”), (2) discussed with CBIZ, our independent registered public accounting firm for fiscal 2025 (the “Auditor”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and (3) received the written disclosures and the letter from the Auditor concerning applicable requirements of the PCAOB regarding the Auditor’s communications with the audit committee concerning independence, and has discussed with the Auditor its independence. Based upon these discussions and reviews, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and filed with the SEC.
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
Michael Naidrich (Chair)
Ryan Rogers
Pamela DonAroma

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Summary of Fees
The following table summarizes the aggregate fees billed for professional services rendered to us by Marcum LLP in the year ended December 31, 2024 and CBIZ CPAs in the year ended December 31, 2025.

	(in thousands)
	2025	2024
Audit Fees(1)	$317.2	$247.2
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	134.7	159.7
Total Fees	$451.9	$406.9

(1)
“Audit Fees” are fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” are fees related to assurance and related services that are traditionally performed by an external auditor.
(3)	“Tax Fees” are fees related to tax advice and tax planning.
(4)
“All Other Fees” are billed for any services not included in the first three categories, including services such as reviewing our registration statements and providing related consents, and finance fees.

Pre-Approval Policy
The audit committee has adopted a policy to pre-approve all audit and permissible non-audit services. In its review of non-audit services, the audit committee considers whether the engagement could compromise the independence of our independent registered public accounting firm, whether the reasons of efficiency or convenience is in our best interest to engage our independent registered public accounting firm to perform the services, and whether the service may enhance our ability to manage or control risk or improve audit quality. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval and the fees for the services performed to date.

PROPOSAL THREE:
APPROVAL OF AMENDING THE CHARTER TO EFFECT ONE OR MORE REVERSE STOCK SPLITS OF THE OUTSTANDING COMMON STOCK AT THE DISCRETION OF THE BOARD
General
We are asking stockholders to approve amending the Charter to implement, at the discretion of the Board at any time prior to the one-year anniversary of the Annual Meeting, one or more reverse stock splits of the outstanding shares of common stock in a range of not less than 1-for-5 shares and not more than 1-for-250 shares, (each a “Reverse Stock Split”), provided that the Board will not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-250. The implementation of any Reverse Stock Split, if implemented, would not reduce the total number of authorized shares of common stock.
The Board has unanimously recommended that our stockholders approve this proposal. The text of the proposed form of Certificate of Amendment to the Charter (a “Reverse Split Certificate”) that would effect a Reverse Stock Split is attached hereto as Appendix A.
We are asking our stockholders to approve this proposal now as a conservative measure to help maintain our compliance with Nasdaq listing standards. If the closing bid price of our common stock falls below $1.00 per share for 30 consecutive business days, we will no longer meet Nasdaq Listing Rule 5550(a)(2), which requires listed companies to maintain a minimum bid price of at least $1.00 per share (the “Bid Price Rule”). Under Nasdaq Listing Rule 5810(c)(3)(A)(iv), because we effected reverse stock splits in the last two years with a cumulative ratio greater than 250 shares to 1, we are not eligible for any compliance period to regain compliance with the Bid Price Rule. Additionally, we are not eligible for any compliance period to regain compliance with the Bid Price Rule under Nasdaq Listing Rule 5810(c)(3)(A)(iv) because we have effected a reverse stock split in the prior one-year period. Unless our Board is granted advance authority to exercise discretion to implement one or more Reverse Stock Splits, we likely would be unable to obtain stockholder approval of a future reverse stock split with sufficient time to remain in compliance with Nasdaq’s rules and maintain the listing of our common stock.
If stockholders approve this proposal and the Board believes a Reverse Stock Split is necessary to preserve our Nasdaq listing, then the Board will cause a Reverse Split Certificate to be filed with the Delaware Secretary of State and a Reverse Stock Split to be effected only if the Board determines that a Reverse Stock Split would be in our best interest and the best interests of our stockholders. The Board also may determine in its discretion not to effect a Reverse Stock Split and not to file a Reverse Split Certificate. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Splits.
The Reverse Split Certificates would effect one or more Reverse Stock Splits of the outstanding shares of common stock at a reverse stock split ratio ranging from 1-for-5 to 1-for-250, as determined by the Board, provided that the Company will not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-250 and any Reverse Stock Splits will be effective no later than the one year anniversary date of the Annual Meeting. We are proposing that the Board have the discretion to execute one or more Reverse Stock Splits and to select the Reverse Stock Split ratio from within this range, rather than proposing that stockholders approve a single Reverse Stock Split at a specific ratio, in order to give the Board the flexibility to implement a number of Reverse Stock Splits at ratios that reflect the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement a Reverse Stock Split.” We believe that enabling the Board to effect one or more Reverse Stock Splits and set the ratio of a Reverse Stock Split within the stated range is in our best interest and the best interests of our stockholders because it will provide us with the flexibility to implement one or more Reverse Stock Splits in a manner designed to maximize the anticipated benefits for us and our stockholders and because it is not possible to predict whether market conditions might cause our closing bid price to fall below $1.00 per share.
As of the Record Date there were 5,469,314 shares of common stock outstanding. Based on such number of shares of common stock outstanding, immediately following the effectiveness of a Reverse Stock Split (without giving effect to the issuance of whole shares in lieu of fractional shares), we would have, depending on the Reverse Stock Split ratio selected by the Board, outstanding shares of stock as illustrated in the tables under the caption “—Principal Effects of one or more Reverse Stock Splits—General.”
All holders of common stock would be affected equally by a Reverse Stock Split if implemented.
No fractional shares of common stock will be issued as a result of a Reverse Stock Split. Instead, any stockholders who would have been entitled to receive a fractional share as a result of a Reverse Stock Split will receive in lieu thereof one additional whole share of common stock; provided that, whether or not fractional shares would be issuable as a result of a Reverse Stock Split shall be determined on the basis of (a) the total number of shares of common stock that were outstanding immediately prior to the effective time of the Reverse Stock Split (the “Effective Time”) and (b) the aggregate number of shares of common stock after the Effective Time into which the shares of common stock have been reclassified. Each holder of common stock will hold the same percentage of the outstanding shares of common stock immediately following a Reverse Stock Split as that stockholder did immediately prior to that Reverse Stock Split, except to the extent that a Reverse Stock Split results in stockholders receiving whole shares in lieu of fractional shares. The par value of the common stock will continue to be $0.0001 per share (see “—Principal Effects of a Reverse Stock Split—Effect of Reverse Stock Split on Stated Capital”).
Background and Reasons for the Reverse Stock Splits
The Board believes that effecting one or more Reverse Stock Splits, if necessary, would help us to:
•	maintain the listing of our common stock and warrants on the Nasdaq Capital Market;
•	increase the per share price of our common stock;
•	maintain the marketability and prevent illiquidity in our common stock; and
•	provide other potential benefits.
Maintain Our Listing on Nasdaq
One purpose for effectuating one or more Reverse Stock Splits, should the Board choose to effect one, would be to maintain the listing of our common stock and warrants on Nasdaq. Our common stock is listed on Nasdaq under the symbol “EDBL.”
As of the Record Date, the closing price of one share of our common stock was $0.3923. Although we are currently in compliance with the listing standards of Nasdaq, should the closing bid price of one share of our common stock decrease and remain below $1.00 for thirty consecutive business days we would not be in compliance with the listing standards of Nasdaq, we would not be eligible for any compliance period to regain compliance with the Bid Price Rule, and our common stock may be promptly delisted. Therefore, if we believed non-compliance was imminent, a Reverse Stock Split, if effected, should have the immediate effect of increasing the price of our common stock as reported on Nasdaq, therefore reducing the risk that our common stock could be delisted from Nasdaq.
Our Board believes that one or more Reverse Stock Splits may be necessary to maintain our listing on Nasdaq in the future. Accordingly, the Board recommended that our stockholders approve the Reverse Split Certificate to effect one or more Reverse Stock Splits and directed that this proposal be submitted to our stockholders for approval at the Annual Meeting. Failure to approve the Reverse Stock Splits may have serious, adverse effects on us and our stockholders.
Increase the Per Share Price of Common Stock
If the Board chooses to effect a Reverse Stock Split, we believe it would increase the per share price of the common stock. In determining to seek authorization for this proposal, the Board considered that, by effectively condensing a number of pre-split shares into one share of common stock, the market price of a post-split share should generally be greater than the current market price of a pre-split share.
Maintain the Marketability and Prevent Illiquidity in our Common Stock
The Board believes that the increased market price of the common stock expected as a result of implementing one or more Reverse Stock Splits could improve the marketability of the common stock and encourage interest and trading in the common stock. For example, certain practices and policies favor higher-priced securities listed on a national securities exchange, like Nasdaq, over lower-priced securities quoted on the over-the-counter markets:
•
Stock Price Requirements: Many brokerage firms have internal policies and practices that have the effect of discouraging individual brokers from recommending lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced securities in their portfolios, which reduces the number of potential purchasers of the common stock. Investment funds may also be reluctant to invest in lower-priced securities.

•
Stock Price Volatility: A higher stock price may increase the acceptability of the common stock to a number of long-term investors who may not find the common stock attractive at its current prices due to the trading volatility often associated with securities below certain prices. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced securities.

•
Transaction Costs: Investors may be dissuaded from purchasing securities below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for lower-priced securities.

•
Access to Capital Markets: If we were to fail to comply with Nasdaq’s Listing Standards and our common stock is delisted from Nasdaq, investor demand for additional shares of our common stock would be limited, thereby preventing us from accessing the public equity markets as a strategy to raise additional capital.

We believe that a Reverse Stock Split, if effected, could increase analyst and broker interest in our common stock by avoiding these internal policies and practices. Increasing visibility of our common stock among a larger pool of potential investors could result in higher trading volumes. We also believe that a Reverse Stock Split may make our common stock a more attractive and cost-effective investment for many investors, which could enhance the liquidity of the common stock for our stockholders. These increases in visibility and liquidity could also help facilitate future financings and give management more flexibility to focus on executing our business strategy. Finally, being able to maintain the listing of our common stock on Nasdaq would prevent the trading of our common stock from becoming relatively illiquid if our shares were quoted on an over-the-counter market instead of traded on Nasdaq.
In evaluating whether to seek stockholder approval for the Reverse Stock Splits, the Board took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; our prior reverse stock splits; the fact that the stock prices of some companies that have effected reverse stock splits, including ours, have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.
Accordingly, after taking into account the negative factors associated with reverse stock splits and based on the positive factors discussed herein, the Board believes that being able to effect one or more Reverse Stock Splits if necessary to maintain our Nasdaq listing is in our best interest and the best interests of our stockholders.
Criteria to be Used for Determining Whether to Implement a Reverse Stock Split
In determining whether and when to effect a Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of this proposal, the Board may consider factors such as:
•	the historical trading price and trading volume of the common stock;
•	the then-prevailing trading price and trading volume of the common stock and the expected impact of the Reverse Stock Split on the trading market for the common stock in the short- and long-term;
•
the continued listing requirements for the common stock on Nasdaq or other applicable exchange, our ability to maintain the listing of our common stock on Nasdaq, and the negative consequences that could result from the loss of our Nasdaq listing;

•	actual and forecasted results of operations, and the likely effect of these results on the market price of common stock;
•	the projected impact of the Reverse Stock Split ratio on trading liquidity in the common stock;
•	the number of shares of common stock outstanding and the potential devaluation of our market capitalization as a result of the Reverse Stock Split;
•	the anticipated impact of a particular Reverse Stock Split ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market, industry and economic conditions.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Splits
We cannot assure you that the proposed Reverse Stock Splits will increase the price of our common stock.
We expect that a Reverse Stock Split will increase the market price of our common stock. However, the effect of a Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies of similar size to us is varied, particularly because investors may view a reverse stock split negatively. We have effected reverse stock splits in the past, however, the price of our common stock did not remain at the elevated price for an extended period of time following a reverse stock split. It is possible that the per share price of our common stock after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of outstanding shares of common stock following a Reverse Stock Split, and a Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower-priced securities. In addition, we cannot assure you that our common stock will be more attractive to investors. Even if we implement a Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to a Reverse Stock Split, including our future performance, similar to our prior reverse stock splits. If a Reverse Stock Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.
The proposed Reverse Stock Splits may decrease the liquidity of our common stock and result in higher transaction costs.
A Reverse Stock Split may decrease the liquidity of our common stock because fewer shares would be outstanding after a Reverse Stock Split. In addition, if the Board implements a Reverse Stock Split, more stockholders may own “odd lots” of fewer than 100 shares of common stock, which may be more difficult to sell. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares or multiples of 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability of the common stock as described above.
If the Reverse Stock Splits are approved and a Reverse Stock Split is effected, the resulting per-share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.
There can be no assurance that a Reverse Stock Split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.
A decline in the market price of our common stock after a Reverse Stock Split is effected may result in a greater percentage decline than would occur in the absence of a Reverse Stock Split.
If a Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.
Effective Time
The Effective Time, if the Reverse Stock Splits are approved by stockholders and a Reverse Stock Split is implemented by us, will be the date and time that is determined by the Board, but will be no later than the one-year anniversary of the Annual Meeting.
If, at any time prior to the filing of a Reverse Split Certificate with the Delaware Secretary of State, the Board, in its discretion, determines that it is in our best interest and the best interests of our stockholders to delay the filing of a Reverse Split Certificate or to abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned, without any further action by our stockholders.
At the Effective Time, a Reverse Stock Split will combine, automatically and without any action on the part of us or our stockholders, the shares of common stock outstanding immediately prior thereto into a lesser number of new shares of common stock in accordance with the Reverse Stock Split ratio determined by the Board within the limits set forth in this proposal, and will round any fractional shares up to the nearest whole share.
Fractional Shares
Stockholders will not receive fractional shares of common stock in connection with a Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional share of common stock. In other words, any fractional share will be rounded up to the nearest whole number. Shares of common stock held in registered form and shares of common stock held in “street name” (that is, through a broker) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting a Reverse Stock Split.
Principal Effects of a Reverse Stock Split
General
After the Effective Time, the number of our outstanding shares of common stock will decrease at the Reverse Stock Split ratio of not less than 1-for-5 and not more than 1-for-250. A Reverse Stock Split would be effected simultaneously for all outstanding shares of common stock at the same ratio for all shares, resulting in each stockholder owning fewer shares of common stock. A Reverse Stock Split will affect all of our holders of common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that a Reverse Stock Split results in any of our stockholders receiving whole shares in lieu of fractional shares as described above. Voting rights and other rights and preferences of the holders of common stock will not be affected by a Reverse Stock Split. For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after a Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split. A Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).
The principal effects of a Reverse Stock Split will be that:
•	each five to 250 shares of common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of common stock;
•	no fractional shares of common stock will be issued in connection with a Reverse Stock Split; instead, any fractional shares resulting from a Reverse Stock Split will round up to the next whole share;
•	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of warrants and all then-outstanding awards under all of our equity plans;
•	the number of stockholders owning “odd lots” of less than 100 shares of common stock may increase; and
•	the number of shares then reserved for issuance under our equity plans will be proportionately reduced.
The following table contains approximate information, based on share information as of the Record Date, showing the impact of a Reverse Stock Split at different ratios:

Reverse Stock Split Ratio	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	100,000,000	5,469,314	826,045	93,704,641
1-for-5	100,000,000	1,093,863	165,209	98,740,928
1-for-50	100,000,000	21,878	3,305	99,974,817
1-for-150	100,000,000	146	23	99,999,831
1-for-250	100,000,000	1	1	99,999,998

As illustrated in the table above, a Reverse Stock Split will not result in a reduction of the total number of shares of common stock that we are authorized to issue. The par value of the common stock would remain unchanged at $0.0001 per share.
If we implement a Reverse Stock Split, after the Reverse Split Certificate is effective, the common stock will have a new Committee on Uniform Securities Identification Procedures, or CUSIP number, a number used to identify the common stock.
The common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of a Reverse Stock Split will not affect the registration of common stock under the Exchange Act. If we implement a Reverse Stock Split, we expect the common stock will continue to be listed on Nasdaq under the symbol “EDBL”.
Effect of a Reverse Stock Split on Stated Capital
Pursuant to any Reverse Stock Split, the par value of the common stock will remain $0.0001 per share. As a result of a Reverse Stock Split, the stated capital on our balance sheet attributable to common stock (subject to a minor adjustment in respect of the treatment of fractional shares) and the additional paid-in capital account will, in total, not change due to a Reverse Stock Split. However, the allocation between the stated capital attributable to common stock and the additional paid-in capital on our balance sheet will change because there will be fewer shares of common stock outstanding. The stated capital attributable to common stock will decrease, and in turn, the stated capital attributable to the additional paid-in capital will increase. The net income or loss per share of common stock will increase because there will be fewer shares of common stock outstanding. A Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of a Reverse Stock Split.
Shares Held in Book-Entry and Through a Broker
The combination of, and reduction in, the number of outstanding shares of common stock as a result of a Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.
Upon a Reverse Stock Split, we intend to treat stockholders holding shares of common stock in “street name” (that is, through a broker) in the same manner as registered stockholders whose shares of common stock are registered in their names. Brokers will be instructed to effect a Reverse Stock Split for their beneficial holders holding shares of common stock in “street name;” however, these brokers may apply their own specific procedures for processing a Reverse Stock Split. If you hold your shares of common stock with a broker, and you have any questions in this regard, we encourage you to contact your holder of record.
If you hold registered shares of common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of common stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of common stock you hold.
If you hold any of your shares of common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will indicate how you can exchange your certificate representing the pre-Reverse Stock Split shares of common stock for either: (1) a certificate representing the post-Reverse Stock Split shares of common stock; or (2) post-Reverse Stock Split shares of common stock in a book-entry form. Should you hold any pre-Reverse Stock Split shares in pure book-entry, meaning you do not hold any physical stock certificates, your pre-Reverse Stock Split book-entry shares will be automatically exchanged for the post-Reverse Stock Split shares, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of common stock you hold, in each case together with any whole share in lieu of fractional shares to which you are entitled. Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.
Stockholders should not destroy any pre-split stock certificate(s) and should not submit any stock certificate(s) until requested to do so.
Effects on Equity Compensation Plans and Awards and Convertible Securities
If a Reverse Stock Split is implemented, proportionate adjustments would generally be required to be made with regard to:
•	the number of shares deliverable upon vesting and settlement of outstanding restricted stock units issued under the Plan;
•	the number of shares reserved for issuance under the Plan; and
•
the per share conversion price, and the number of shares issuable upon conversion of, outstanding convertible securities entitling the holders to purchase or convert into, or otherwise acquire shares of our common stock.

In the case of options, convertible securities or other rights to acquire shares of our common stock, these adjustments would result in approximately the same aggregate price required under such options, convertible securities or other rights upon exercise, conversion, or settlement, and approximately the same value of shares of common stock being delivered upon such exercise, conversion, or settlement, immediately following a Reverse Stock Split as was the case immediately preceding that Reverse Stock Split.
The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards and options and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of the Plan, as applicable, or such stock option grants, as the case may be, which may include rounding the number of shares of common stock issuable down to the nearest whole share or the payment of cash for fractional shares.
The number of shares of Series B Preferred Stock will not be impacted if a Reverse Stock Split is implemented. However, if a Reverse Stock Split is implemented, the holders of the Series B Preferred Stock will be entitled to a number of votes equal to the lesser of 9.99% of our common stock or 130,549 shares of common stock as proportionately reduced by the chosen Reverse Stock Split ratio.
Interest of Certain Persons in Matters to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in a Reverse Stock Split that is not shared by all of our other stockholders.
Reservation of Right to Delay the Filing of a Reverse Split Certificate, or Abandon the Reverse Stock Splits
We reserve the right to delay the filing of a Reverse Split Certificate or abandon the Reverse Stock Splits and at any time before the Effective Time, even if the Reverse Stock Splits have been approved by stockholders at the Annual Meeting. By voting in favor of an amendment to effect one or more Reverse Stock Splits, you are also expressly authorizing the Board to delay, until the one-year anniversary of the Annual Meeting, or abandon the Reverse Stock Splits if the Board determines that such action is in our best interest and the best interests of our stockholders.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following a Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
No Appraisal Rights
Under Delaware law, the Charter and our Bylaws, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to a Reverse Stock Split.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Splits
The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of a Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:
•	an individual citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of a Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of a Reverse Stock Split.
Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of a Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.
General Tax Treatment of the Reverse Stock Splits
A reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming a Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in a Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to a Reverse Stock Split. The holding period for the ordinary shares received in a Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in a Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to a Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF A REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF A REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.
Vote Required
Stockholders can vote FOR, AGAINST or ABSTAIN on Proposal Three.
The affirmative vote of the majority of votes cast on this proposal is required to approve Proposal Three. Proxies solicited by the Board will be voted for approval of this proposal, unless otherwise specified. If stockholder approval for this proposal is not obtained, then no Reverse Stock Split will be effected.
Recommendation of the Board
The Board recommends a vote FOR Proposal Three.

PROPOSAL FOUR:
APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING
General
We are asking stockholders for approval to adjourn the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of Proposal One, Proposal Two and/or Proposal Three if there are not sufficient votes at the time of the Annual Meeting to adopt Proposal One, Proposal Two and/or Proposal Three or to establish a quorum.
Vote Required
Stockholders can vote FOR, AGAINST or ABSTAIN on Proposal Four.
The affirmative vote of the majority of the votes cast on this proposal is required for approval of the Adjournment.
Recommendation of the Board
The Board recommends a vote FOR Proposal Four.

STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our bylaws. We have not received any stockholder proposals for consideration at our Annual Meeting. Should any other matter come before the Annual Meeting, the persons named in the proxy will have discretionary authority to vote all proxies with respect to the matter in accordance with their judgment.
Our stockholders may submit proposals for inclusion in the proxy solicitation materials. These proposals must satisfy the requirements of Rule 14a-8 of the Exchange Act in order for a stockholder proposal to be included in our proxy solicitation materials for the 2027 annual meeting of stockholders. The proposal must be delivered in writing to our Secretary at our principal executive office, 283 County Road 519, Belvidere, New Jersey 07823, by January 21, 2027; provided, however, that if the date of the 2027 annual meeting of stockholders is more than 30 days before or after the first anniversary of the Annual Meeting, notice by the stockholder must be delivered a reasonable time before we print and send our proxy materials for the 2027 annual meeting of stockholders.
Stockholders of record wishing to present proposals at our 2027 annual meeting of stockholders, including any nomination of persons for election to the Board, must provide proper written notice such that the proposal is received by us not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting. This means that the proposal must be delivered in writing to our Secretary at our principal executive office no earlier than February 17, 2027 and no later than March 19, 2027. In the event the date of the 2027 annual meeting of stockholders is more than 30 days before or 60 days after the first anniversary of the Annual Meeting, the proposal must be received by the us not less than 90 days nor more than 120 days prior to the 2027 annual meeting of stockholders and no later than the 10th day after the earlier of the date notice of the meeting is given or the date the meeting date is publicly disclosed. Any stockholder proposal must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and our bylaws and policies. A stockholder notice to us of any such proposal must include the information required by our bylaws.
To comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no earlier than February 17, 2027 and no later than March 19, 2027. However, if the date of the 2026 annual meeting of stockholders is more than 30 days before or 60 days after the first anniversary of the Annual Meeting, then notice required by Rule 14a-19 must be provided by the later of 60 days before the date of the annual meeting or the 10th day after we first make a public announcement of the date of the annual meeting.
STOCKHOLDER COMMUNICATIONS
Stockholders may send correspondence by mail to the full Board or to individual directors. Stockholders should address correspondence to the Board or individual Board members in care of: Edible Garden AG Incorporated, 283 County Road 519, Belvidere, New Jersey 07823, Attention: Secretary.
All stockholder correspondence will be compiled by our Secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy, or similar substantive matters will be forwarded to the Board, the individual director, one of the committees of the Board, or a committee member for review. Correspondence relating to ordinary business affairs or those matters more appropriately addressed by our officers or their designees will be forwarded to those individuals.

By Order of the Board of Directors:
/s/ James E. Kras
James E. Kras
Chairman, Chief Executive Officer, President, Treasurer, and Secretary

Belvidere, New Jersey
May 21, 2026

APPENDIX A

Certificate of Amendment
Of the
Certificate of Incorporation
Of
Edible Garden AG Incorporated
Edible Garden AG Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:
FIRST: The name of the corporation is Edible Garden AG Incorporated (the “Corporation”).
SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 12, 2021.
THIRD: Article Four of the Corporation’s Certificate of Incorporation is hereby amended in its entirety to provide as follows:
“The total number of shares of capital stock which the Corporation has authority to issue is One Hundred Ten Million (110,000,000). These shares shall be divided into two classes, with One Hundred Million (100,000,000) shares designated as Common Stock, par value $0.0001 per share (the “Common Stock”) and Ten Million (10,000,000) shares designated as Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).
Effective at [  ] Eastern Time on [  ] (the “Effective Time”), pursuant to the General Corporation Law, of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [  ] ([  ]) shares of Common Stock outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been converted, subject to the elimination of fractional share interests as described above.
The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, rights, qualifications, limitations or restrictions of such rights as the Board of Directors of the Corporation may determine from time to time.
Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.
No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for, purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.”
FOURTH: This Certificate of Amendment shall become effective on [  ] at [  ] Eastern Time.
FIFTH: This amendment has been duly adopted by the Board of Directors of the Corporation and approved by the Corporation’s stockholders in accordance with Section 242 of the General Corporation Law.
[Signature page follows.]
A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this [  ] day of [   ].

By:
James Kras
President and Chief Executive Officer

A-2

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EDBL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00503-Z93134

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EDIBLE GARDEN AG INCORPORATED

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect of each of the five director nominees named in the proxy statement as directors for a one-year term and until their successors have been duly elected and qualified	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James E. Kras
02) Pamela DonAroma
03) Mathew McConnell
04) Michael Naidrich
05) Ryan Rogers

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

T00504-Z93134

EDIBLE GARDEN AG INCORPORATED
Annual Meeting of Stockholders
June 17, 2026 10:00 a.m. Eastern Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) James E. Kras and Kostas Dafoulas, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, all of the shares of Common Stock of EDIBLE GARDEN AG INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time, on Wednesday, June 17, 2026, virtually at www.virtualshareholdermeeting.com/EDBL2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side